Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TE Products Pipeline Company, Limited Partnership (the “Company”), on Form 10-Q for the quarter ended March 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, William G. Manias, Vice President and Chief Financial Officer of TEPPCO GP, Inc., the general partner of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and Chief Financial Officer
TEPPCO GP, Inc., General Partner

May 3, 2006

A signed original of this written statement required by Section 906 has been provided to TE Products Pipeline Company, Limited Partnership and will be retained by TE Products Pipeline Company, Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.